                                                               Exhibit 4(b)(iii)

                      SECOND AMENDMENT TO CREDIT AGREEMENT



         THIS SECOND AMENDMENT TO CREDIT AND AGENCY AGREEMENT, dated as of July 12, 1996 (this "Amendment"), among EAGLE-PICHER INDUSTRIES, INC., an Ohio corporation and a debtor and debtor in possession (the "Debtor"), MICHIGAN AUTOMOTIVE RESEARCH CORP., a Michigan corporation and a debtor and debtor in possession, EDI, INC., a Michigan corporation and a debtor and debtor in possession, DAISY PARTS, INC., a Michigan corporation and a debtor and debtor in possession, HILLSDALE TOOL AND MANUFACTURING CO., a Michigan corporation and a debtor and debtor in possession, EAGLE-PICHER MINERALS, INC., a Nevada corporation and a debtor and debtor in possession, and TRANSICOIL INC., a Pennsylvania corporation and a debtor and debtor in possession (collectively, the "Guarantors"), the Banks set forth on the signature pages hereof (collectively, the "Banks" and individually, a "Bank"), and NBD BANK (formerly known as NBD BANK, N.A.), as agent for the Banks (in such capacity, the "Agent").


                                    RECITALS

         A. The parties hereto have entered into a Credit and Agency Agreement dated as of November 5, 1992, as amended by a First Amendment to Credit Agreement dated as of August 29, 1994 (as amended, the "Credit Agreement"), which is in full force and effect.

         B. The Debtor desires to amend the Credit Agreement as herein provided, and the Banks and the Agent are willing to so amend the Credit Agreement on the terms and conditions set forth herein.


                                    AGREEMENT

         Based upon these recitals, the parties agree as follows:

         1. Amendment. Upon the Debtor satisfying the conditions set forth in paragraph 4 (the date that this occurs being called the "effective date"), the Credit Agreement shall be amended as follows:

                  (a)      The definition of "Automatic Termination Date" in
Section 1.1 shall be amended to read as follows:

                  "'Automatic Termination Date' means the later of December 31, 1998, or any extended date established pursuant to Section 2.9."


                  (b) Section 2.4(c) shall be amended in its entirety to read as follows:


                           "(c) The Debtor agrees to pay to the Agent an agency fee for its services as Agent under this Agreement in the amount of $12,500 per month for each month through July, 1996, and in the amount of $8,500 thereafter until the Termination Date and thereafter until all obligations relating to the Revolving Credit Loans have been paid, and all Letters of Credit have expired or otherwise been terminated. Such amount shall be payable in arrears on each Interest Payment Date and on the Termination Date. Any agency fee owed for services performed by the Agent for less than a full month shall be prorated to an amount of the full monthly fee equivalent to that portion of the month for which the fee is owed."

                  (c) Schedule 4.9 - Subsidiaries of Eagle-Picher Industries, Inc., attached hereto is substituted for the Schedule 4.9 attached to the Credit Agreement.

         2. References to Credit Agreement. From and after the effective date of this Amendment, references to the Credit Agreement in the Credit Agreement and all other Loan Documents (as each of the foregoing is amended hereby or pursuant hereto) shall be deemed to be references to the Credit Agreement as amended hereby.

         3. Representations and Warranties. The Debtor and the Guarantors jointly and severally represent and warrant to the Banks and the Agent that:

                  (a) (i) The execution, delivery and performance of this Amendment and all agreements and documents delivered pursuant hereto by each of the Debtor and each Guarantor have been duly authorized by all necessary corporate action and do not and will not violate any provision of any law, rule, regulation, order, judgment, injunction, or award presently in effect applying to it, or of its articles of incorporation or By-Laws or Code of Regulations, or result in a breach of or constitute a default under any material agreement, lease or instrument to which the Debtor or any Guarantor is a party or by which it or its properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by each of the Debtor and each Guarantor of this Amendment and all agreements and documents delivered pursuant hereto; and (iii) this Amendment and all agreements and documents delivered pursuant hereto by each of the Debtor and each Guarantor are the legal, valid and binding obligations of the Debtor and each Guarantor enforceable against each in accordance with the terms thereof.

                  (b) After giving effect to the amendments contained herein, the representations and warranties contained in Article IV (other than Section 4.5) of the Credit Agreement are true and correct on and as of the effective date hereof with the same force and effect as if made on and as of such effective date.

                  (c) The consolidated balance sheet of the Debtor and its Subsidiaries and the consolidated statements of income, retained earnings, and cash flows of the Debtor and its Subsidiaries for the fiscal year ended November 30, 1995, certified by the Debtor's accountants, and the interim consolidated balance sheet of the Debtor and its Subsidiaries and the interim consolidated statements of income, retained earnings, and cash flows of the Debtor and its Subsidiaries for the six-month period ended May 31, 1996, copies of which have been furnished to the Banks, fairly present the consolidated financial condition of the Debtor and its Subsidiaries as at the dates thereof, and the consolidated results of operations of the Debtor and its Subsidiaries for the respective periods indicated, all in accordance with generally accepted accounting principles consistently applied (subject in the case of the interim statements to year-end audit adjustments). There has been no material adverse change in the business, properties, operations, or condition, financial or otherwise, of the Debtor and its Subsidiaries, on a consolidated basis, since November 30, 1995. There are no liabilities of the Debtor or any Subsidiary, fixed or contingent, which are material but are not reflected in such financial statements or the notes thereto.

                  (d) No Event of Default has occurred and is continuing or will exist under the Credit Agreement as of the effective date hereof.

         4. Conditions to Effectiveness. This Amendment shall not become effective until the Agent has received the following documents and the following conditions have been satisfied, each in form and substance satisfactory to the
Agent:

                  (a) Copies, certified as of the effective date hereof, of such corporate documents of the Debtor and each Guarantor, including articles of incorporation, bylaws (or certifying as to the copies of the articles of incorporation and by-laws previously delivered to the Banks), and incumbency certificates, and such documents evidencing necessary corporate action by the Debtor and each Guarantor with respect to this Amendment and all other agreements or documents delivered pursuant hereto;

                  (b) The favorable written opinion of counsel for the Debtor and the Guarantors, relating to those matters referenced in Section 3(a) of this Amendment, Section 4.1 of the Credit Agreement, and as to such other matters as the Banks may reasonably request, such opinion to be in form and substance satisfactory to the Banks;

                  (c) A certified copy of an order of the Bankruptcy Court authorizing and approving this Amendment;

                  (d) An amendment fee of $100,000 is paid to the Agent for the account of each Bank, such amount to be distributed by the Agent pro rata to the Banks based on their respective Commitment Percentages; and


                  (e) Such additional agreements and documents, fully executed by the Debtor and its Subsidiaries, reasonably requested by the Agent.

         5. Execution by Guarantors. Each of the Guarantors is joining in the execution of this Amendment for the purpose of acknowledging and agreeing to all of the terms hereof and confirming the continued effect of the Credit Agreement and all other obligations to be observed or performed by each such Guarantor thereunder. Without limiting the foregoing, each Guarantor fully consents to the terms and provisions of this Amendment and all other agreements and documents delivered pursuant hereto and the consummation of the transactions contemplated hereby.

         6. Miscellaneous. The terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Except as expressly amended hereby, the Credit Agreement and all other Loan Documents are hereby ratified and confirmed by the Banks, the Agent, the Debtor and the Guarantors and shall remain in full force and effect, and the Debtor and each Guarantor hereby acknowledge that they have no defense, offset or counterclaim with respect thereto.

         7. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

         8. Governing Law. This Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be performed entirely within such state and without giving effect to the choice law principles of such state.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

EAGLE-PICHER INDUSTRIES, INC.
an Ohio corporation and
Debtor and Debtor in
Possession


By: /s/ David N. Hall                  And By: /s/ Harry A. Neely
   -------------------------------            ---------------------------------
    Its: Senior Vice President-          Its:  Treasurer
       Finance


HILLSDALE TOOL AND                     MICHIGAN AUTOMOTIVE RESEARCH
MANUFACTURING CO.                      CORP., a Michigan corporation and
a Michigan corporation and             Debtor and Debtor in Possession
Debtor and Debtor in Possession


By: /s/ Harry A. Neely                 By: /s/ Harry A. Neely
   -------------------------------         ---------------------------------
    Its: Vice President                    Its:  Vice President


EDI, INC.                              EAGLE-PICHER MINERALS, INC.
a Michigan corporation and             a Nevada corporation and
Debtor and Debtor in Possession        Debtor and Debtor in Possession



By: /s/ Harry A. Neely                 By: /s/ Harry A. Neely
   -------------------------------        -------------------------------------
    Its: Vice President                   Its:  Vice President


DAISY PARTS, INC.                      TRANSICOIL INC.
a Michigan corporation and             a Pennsylvania corporation
Debtor and Debtor in Possession        and Debtor and Debtor in
                                       Possession



By: /s/ Harry A. Neely                 By: /s/ Harry A. Neely
   -------------------------------        -------------------------------------
    Its: Vice President                   Its: Vice President

                                       NBD BANK, Individually and as Agent


                                       By: /s/ Michael C. Mahoney
                                          -------------------------------------
                                       Its:    Vice President
                                           ------------------------------------

THE BANK OF NOVA SCOTIA                         STAR BANK, N.A.


By: /s/ F.C.H. Ashby                   By: /s/ Douglas V. Wyatt
   -------------------------------        -------------------------------------
    Its: Senior Manager Loan              Its:    Vice President
           Operations


PNC BANK, OHIO,
  NATIONAL ASSOCIATION


By: /s/ David Knuth
   -------------------------------
    Its:   Vice President

                                  SCHEDULE 4.9


                   E-P SUBSIDIARIES:  SHAREHOLDER INFORMATION         7/10/1996


                                                                                        Country/
                                  Business or Type                                      State of
      Name                            Operation               Incorporated   Acquired   Incorp.              Shareholder
------------------------        -------------------------     ------------   --------   --------        ------------------------
Cincinnati Industrial           Branch office of                5/28/1976               Ohio            Eagle-Picher Industries
Machinery Sales Company         Eagle-Picher Industries,                                                Inc.
                                Inc. on behalf of
                                Cincinnati Industrial
                                Machinery Company in Hong
                                Kong.

Daisy Parts, Inc.               Machining of castings for       3/3/1952         1971   Michigan        Eagle-Picher Industries,
                                automotive industry.                                                    Inc.-100%

Diehl & Eagle-Picher            Marketing services for          5/18/1971        N/A    Germany         Eagle-Picher Industries,
GMBH*(JV)                       battery products in                                                     Inc.-45% (DM 450.000)
                                Western Europe.                                                         DIEHL GmbH & Co.-55%
                                                                                                        (DM 550.000)

Dong Yang Eagle-Picher          Manufacture and sale of         9/2/1993         N/A    South Korea     Dong Yang EWHA Industry
Limited*(JV)                    hardened plastic products                                               Company, Ltd.-51%
                                and industrial plastic                                                  (180,764 shrs)
                                products; foreign trade                                                 Eagle-Picher Industries,
                                of machinery, equipment,                                                Inc.-49% (173,676
                                etc.                                                                    shares)

Eagle-Picher Development        Established for the             8/27/1987       N/A     Delaware        Eagle-Picher Industries,
Company, Inc.                   purpose of acquiring                                                    Inc.-100%
                                other companies.

Eagle-Picher Espana,            Manufacturer of Precision       8/18/1982       N/A     Madrid, Spain   Eagle-Picher Industries,
S.A.*                           rubber and rubber to                                                    Inc.-100%
                                metal parts for
                                automotive market in
                                Spain.

Eagle-Picher Europe, Inc.       Established for the             3/24/1988       N/A     Delaware        Eagle-Picher Industries,
                                purpose of acquiring                                                    Inc.-100%
                                other companies.

Eagle-Picher Far East,          Automotive products sales       1/11/1988       N/A     Delaware        Eagle-Picher Industries,
Inc.                            and business development                                                Inc.-100%
                                office.

Eagle-Picher Fluid              Manufacturer of plastic         6/27/1974       1988    England         EP Europe-99.9% (787,287
Systems Ltd*                    and rubberized auto                                                     shares); A.
                                parts. Wholly owned                                                     Ruijssenaars-.1% (1
                                subsidiary of                                                           share in trust for EP
                                Eagle-Picher Europe, Inc.                                               Europe)

Eagle-Picher Fluid              Fluid delivery systems,         12/26/1995              Michigan        Eagle-Picher Industries,
Systems, Inc.                   primarily for automotive                                                Inc.-100%
                                applications.

* Foreign Subsidiary; (JV) = Joint Venture

                   E-P SUBSIDIARIES: SHAREHOLDER INFORMATION

                                                                     7/10/1996

                                                                                    COUNTRY/
                              BUSINESS OR TYPE                                      STATE OF
          NAME                   OPERATION          INCORPORATED    ACQUIRED        INCORP.                 SHAREHOLDER
-----------------------    ----------------------   ------------   ----------   -----------------     -----------------------
Eagle-Picher Hillsadale    Storm Engine (Isolator     2/5/1996                  England and Wales     Eagle-Picher UK Limited
Limited                    Damper for Rover Group)

Eagle-Picher Industries    Promotion of Sale,         8/4/1994;                 Germany               Eagle-Picher Industries,
Europe GmbH*               Marketing, and             Reg. 9/29/1994                                  Inc.-100%
                           Distribution of Special
                           Parts for Industrial
                           Applications Manufactured
                           by the Eagle-Picher Group

Eagle-Picher Industries    Wholly-owned subsidiary    5/16/1990     N/A         Germany               Eagle-Picher Industries
Materials GmbH*            of Eagle-Picher GmbH                                                        GmbH-100%
                           formed to develop
                           specialty materials sales
                           in Europe.

Eagle-Picher Industries    Sales Office for           11/22/1967    N/A         Ontario, Canada       Eagle-Picher Industries,
of                         Diatomite Products.                                                        Inc.-100%
Canada Limited*

Eagle-Picher Industries    Production and Sales of    12/21/1979    N/A         Germany               Eagle-Picher Industries,
GmbH*                      Precision Rubber Parts                                                     Inc.--99.9% (Stock
                           and Insulating                                                             Capital 3.8 Million DM)
                           Products.                                                                  DM 2000 Capital Interest
                                                                                                      held in Trust for EPI by
                                                                                                      Andries Roijssenaars

Eagle-Picher Minerals      To promote the sale,       5/30/1990     N/A         France                Eagle-Picher Minerals,
International S.A.R.L.*    Import and Export of                                                       Inc.-100%
                           Diatomaceous Earth and
                           other Mineral products in
                           France, Europe and
                           Abroad.

Eagle-Picher Minerals,     Producer of Diatomaceous   11/21/1986    N/A         Nevada                Eagle-Picher Industries,
Inc.                       Earth Products.                                                            Inc.-100%

Eagle-Picher UK Limited    Holding Company            2/5/1996                  England and Wales     Eagle-Picher Industries,
                                                                                                      Inc.

Eagle-Picher, Inc.*        Foreign Sales Corporation  12/21/1984    N/A         Virgin Islands        Eagle-Picher Industries,
                                                                                                      Inc.-100%

EDI, Inc.                  Manufacturer of            12/28/1981    1988        Michigan              MARCO-100%
                           Automotive Engine Testing
                           Equipment and Software,
                           Wholly-owned Subsidiary
                           of MARCO.


------------------
* Foreign Subsidiary; (JV) = Joint Venture

                   E-P SUBSIDIARIES: SHAREHOLDER INFORMATION

                                                                      7/10/1996

                                                                                   COUNTRY/
                          BUSINESS OR TYPE                                          STATE OF
NAME-                       OPERATION              INCORPORATED      ACQUIRED        INCORP.                SHAREHOLDER
---------------------   --------------------------  ----------------  -------------  ----------------  -------------------------
EPTEC, S.A. de C.V.*   MANUFACTURE,                9/2/1993          N/A            MEXICO            EAGLE-PICHER INDUSTTRIES,
                       DISTRIBUTION, PURCHASE                                                         INC. (49,999 shares) &
                       AND SALE, IMPORT AND                                                           HILLSDALE TOOL &
                       EXPORT &                                                                       MANUFACTURING CO. (1
                       COMMERCIALIZATION OF                                                           share)
                       AUTOMOTIVE PRODUCTS, AND
                       ALL TYPES OF PRODUCTS
                       PERMITTED BY LAW.

EQUIPOS DE ACUNA,      SUPPORT ASSEMBLY WORK FOR  7/23/1986         N/A             MEXICO            EAGLE-PICHER INDUSTRIES,
S.A. de C.V.*          CONSTRUCTION EQUIPMENT                                                         INC.-99.9% (EP 999
                       DIVISION.                                                                      SHARES & JAR 1 SHARE OF
                                                                                                      SERIES A.). EP ALSO OWNS
                                                                                                      1,508,248 SHARES OF
                                                                                                      SERIES C AND 8,786,549
                                                                                                      SHARES OF SERIES B.

HILLSDALE TOOL &       MANUFACTURER OF            6/13/1940        1971            MICHIGAN           EAGLE-PICHER INDUSTRIES,
MANUFACTURING CO.      AUTOMOTIVE PARTS                                                               INC.-100%

MICHIGAN AUTOMOTIVE    AUTOMOTIVE TEST LAB.       11/18/1977       1988            MICHIGAN          E.P. DEVELOPMENT-100%
RESEARCH CORPORATION   WHOLLY-OWNED SUBSIDIARY
(MARCO)                OF E.P. DEVELOPMENT, INC.
                       OWNS 49 1/2% OF A REAL
                       ESTATE PARTNERSHIP.

TRANSICOIL (MALAYSIA)  PROVIDES SUB-ASSEMBLY      8/8/1973         1987            MALAYSIA           TRANSICOIL INC.-100%
SDN. BHD.*             WORK FOR TRANSICOIL'S
                       U.S. OPERATIONS.
                       WHOLLY-OWNED SUBSIDIARY
                       OF TRANSICOIL, INC.

TRANSICOIL INC.        MANUFACTURER OF            6/12/1978        SEPT. 2, 1987   PENNSYLVANIA       E-P DEVELOPMENT CO.-100%
                       ELECTRONIC COMPONENTS.
                       WHOLY-OWNED SUB. OF E.P.
                       DEVELOPMENT, INC.

UNITED MINERALS GMBH   PRODUCTION OF, TRADING     4/6/1994         N/A             GERMANY            EAGLE-PICHER MINERALS
& CO. KG*(JV)          IN, AND MARKETING OF                                                           INTERNATIONAL S.A.R.L.
                       DIATOMITE PRODUCTS,                                                            75% (DM
                       PERLITE, AND OTHER                                                             1.500.000);KIESELGUR-
                       PRODUCTS                                                                       UND
                                                                                                      KALKSANDSTEIN-INDUSTRIE
                                                                                                      HEINRICH MEYER-WERKE
                                                                                                      BRELOH GMBH & CO. KG 25%
                                                                                                      (DM 500.00); AND UNITED
                                                                                                      MINERALS VERWALTUNGS-
                                                                                                      UND BETEILIGUNGS GMBH
                                                                                                      (NO CAPITAL)

*Foreign Subsidiary; (JV) = Joint Venture

                   E-P SUBSIDIARIES: SHAREHOLDER INFORMATION       7/10/1996

                                                                       COUNTRY/
                   BUSINESS OR TYPE                                    STATE OF
 NAME                 OPERATION              INCORPORATED    ACQUIRED  INCORP.      SHAREHOLDER
-----------        ----------------          ------------    --------  ---------    -----------
UNITED MINERALS    HOLDING COMPANY (GENERAL    4/6/1994        N/A     GERMANY        EAGLE-PICHER MINERALS
VERWALTUNGS - UND  PARTNER OF UNITED                                                  INTERNATIONAL, S.A.R.L.
BETEILIGUNGS       MINERALS GMBH & CO. KG)                                            75% (DM 37.500) &
GMBH* (JV)                                                                            KIESELGUR-UND
                                                                                      KALKSANDSTEININDUSTRIE
                                                                                      HEINRICH MEYER-WERKE
                                                                                      BRELOH GMBH & Co. KG 25%
                                                                                      (DM12.500)

YAMANAKA EP        PRODUCTION AND SALE OF      5/10/1995                KYOTO, JAPAN  EAGLE-PICHER 350 SHARES;
CORPORATION* (JV)  EAGLE-PICHER'S SPECIALTY                                           TAKAO DANNO 550 SHARES;
                   MATERIAL DIVISION'S                                                YAMANAKA HUTECH
                   PRODUCTS                                                           CORPORATION 100 SHARES

* Foreign Subsidiary: (JV) = Joint Venture